FINANCIAL SUPPLEMENT 2nd Quarter 2021

Information is unaudited, estimated and subject to change. DISCLAIMER This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Report on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to:our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; effect of the novel coronavirus (or COVID-19) pandemic on real estate market, financial markets and our Company, including the impact on the value, availability, financing and liquidity of mortgage assets; how COVID-19 may affect us, our operations and our personnel; our expected investments; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS; rates of default, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs, including in response to COVID-19; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; availability of qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

Information is unaudited, estimated and subject to change. 2 PORTFOLIO COMPOSITION 93% of Chimera's equity capital is allocated to mortgage credit Billions 3.4 2.6 1.0 8.5 Equity Recourse Non-Recourse Residential Mortgage Credit Portfolio Agency MBS Portfolio 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 Total Assets: 14.1 billion Total Assets: 1.3 billion All data is shown at carrying value as of June 30, 2021 Equity Recourse Non-Recourse

Information is unaudited, estimated and subject to change. 3 12% 9% 79% Non-Agency MBS Agency CMBS and RMBS Loan Portfolio GAAP ASSET ALLOCATION Based on fair value. 12% 9% 79% Non-Agency MBS Agency CMBS and RMBS Loan Portfolio June 30, 2021 March 31, 2021 Chimera continues to focus on its Residential Credit portfolios Total Portfolio: $15.4 billion Total Portfolio: $16.3 billion

Information is unaudited, estimated and subject to change. 4 21% 8% 1%70% Non-Agency and Loans Secured Financing (1) Agency Secured Financing Non-Recourse Debt, Securitized RMBS Non-Recourse Debt, Securitized Loans GAAP FINANCING SOURCES 23% 9% 1%68% Non-Agency and Loans Secured Financing (1) Agency Secured Financing Non-Recourse Debt, Securitized RMBS Non-Recourse Debt, Securitized Loans (1) Includes secured financing of retained tranches from loan securitizations that are eliminated in consolidation. Chimera optimized its Non-Agency funding by reducing borrowing rates and increasing non-recourse debt June 30, 2021 March 31, 2021 Total Portfolio: $12.0 billion Total Portfolio: $12.9 billion (Rate: 2.5%) (Rate: 2.6%) (Rate: 0.2%) (Rate: 3.1%) (Rate: 0.2%) (Rate: 3.7%)

Information is unaudited, estimated and subject to change. 5 NON-AGENCY FINANCING Chimera continues to focus on longer term and non-mark- to-market financing for its non-agency portfolio M ill io ns 1,153 — 121 591 175 Mark-to-Market Limited Mark-to-Market Non Mark-to-Market 0 - 3 Months 3 - 6 Months 6 - 12 Months Greater Than 12 Months — 250 500 750 1,000 1,250 M ill io ns 1,110 225 477 562 Mark-to-Market Limited Mark-to-Market Non Mark-to-Market 0 - 3 Months 3 - 6 Months 6 - 12 Months Greater Than 12 Months — 250 500 750 1,000 1,250 June 30, 2021 March 31, 2021 Total Non-Agency Secured Financing: $2.1 billion(1) Total Non-Agency Secured Financing: $2.4 billion(1) (1) Excludes secured financing on residential mortgage loans. 44 26

Information is unaudited, estimated and subject to change. 6 RESIDENTIAL MORTGAGE CREDIT PORTFOLIO AGENCY PORTFOLIO(1) TOTAL PORTFOLIO GROSS ASSET YIELD: 6.7% 10.0% 7.0% FINANCING COSTS 2.8% 0.2% 2.6% NET INTEREST SPREAD: 3.9% 9.8% 4.4% NET INTEREST MARGIN: 4.3% 9.8% 4.8% All data based on the quarter ended June 30, 2021 (1) Includes $21 million of additional income received from prepayment penalties. Gross Asset Yield is approximately 3.0% excluding these items. NET INVESTMENT ANALYSIS Strong net interest spread resulting from a reduction in financing cost

NET ASSET BREAKDOWN

Chimera invests in RMBS securities and securities created through the CIM Sponsored securitizations. Loans are financed through Financing Trusts.

Investments	Chimera Subsidiaries	Securitization Trusts (1)	Financing Trusts	Total
Non-Agency RMBS, at fair value	$ 1,466,778	$ 452,889	$ —	$ 1,919,667
Agency RMBS, at fair value	76,820	—	—	76,820
Agency CMBS, at fair value	1,236,507	—	—	1,236,507
Residential Mortgage Loans	—	11,478,042	672,825	12,150,867
Total Invested Assets	$ 2,780,105	$ 11,930,931	$ 672,825	$ 15,383,861
Securitized Debt (Non-Recourse), collateralized by:				
Non-Agency RMBS	$ —	$ 99,559	$ —	$ 99,559
Residential Mortgage Loans	—	8,371,511	—	8,371,511
Total Securitized Debt (Non-recourse)	$ —	$ 8,471,070	$ —	$ 8,471,070
Invested Assets less Securitized Debt	$ 2,780,105	$ 3,459,861	$ 672,825	$ 6,912,791
Secured Financing Agreements (Recourse):				
Non-Agency RMBS	$ 718,411	$ 113,094	$ —	$ 831,505
Agency RMBS	57,025	—	—	57,025
Agency CMBS	943,213	—	—	943,213
Residential Mortgage Loans	—	1,233,466	489,219	1,722,685
Total Secured Financing Agreements	$ 1,718,649	$ 1,346,560	$ 489,219	$ 3,554,428
Net Assets	$ 1,061,456	$ 2,113,301	$ 183,606	$ 3,358,363

All data as of June 30, 2021

$ in thousands

(1) Includes $901 million of loans account for as secured borrowings and $703 million of securitized debt (non-recourse).

Information is unaudited, estimated and subject to change.

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CHIMERA INVESTMENT CORPORATION

Information is unaudited, estimated and subject to change. 8 $977 Million Loan Securitization with a Weighted Average Coupon of 6.2% Deal Name Securitized Debt (UPB) Average Yield Legacy Deal CIM 2017-1, 5, 6 $681,798 4.1% 2021 Securitization CIM 2021-R3, NR3 $812,936 2.1% Net Impact $131,138 (2.0)% $546 Million Loan Securitization with a Weighted Average Coupon of 6.2% Deal Name Securitized Debt (UPB) Average Yield Legacy Deal CIM 2018-R1, R2, R4 $365,648 3.8% 2021 Securitization CIM 2021-R4 $463,831 2.0% Net Impact $98,183 (1.8)% *All secured financing on retained tranches from 2021 securitizations is Limited-Mark-to-Market with a weighted average maturity of 12 months RE-SECURITIZATION ACTIVITY Chimera achieved higher advance rates on new securitizations while reducing securitized debt expense All data as of securitization closing date. $ in thousands

CONSOLIDATED LOAN SECURITIZATIONS

VINTAGE	DEAL	TOTAL ORIGINAL FACE	TOTAL OF TRANCHES SOLD	TOTAL OF TRANCHES RETAINED	TOTAL REMAINING FACE	REMAINING FACE OF TRANCHES SOLD	REMAINING FACE OF TRANCHES RETAINED
2021	CIM 2021-R4	$545,684	$463,831	$81,853	$545,684	$463,831	$81,853
2021	CIM 2021-R3	859,735	730,775	128,960	826,252	696,276	129,976
2021	CIM 2021-NR3	117,373	82,161	35,212	112,239	77,773	34,466
2021	CIM 2021-R2	1,497,213	1,272,631	224,582	1,403,960	1,176,698	227,262
2021	CIM 2021-NR2	240,425	180,318	60,107	228,432	168,033	60,399
2021	CIM 2021-R1	2,098,584	1,783,797	314,787	1,941,194	1,621,834	319,360
2021	CIM 2021-NR1	232,682	162,877	69,805	213,809	142,125	71,684
2020	CIM 2020-NR1[1]	131,860	84,165	47,695	124,253	76,638	47,615
2020	CIM 2020-R7[2]	653,192	562,023	91,169	589,066	497,894	91,172
2020	CIM 2020-R6	418,390	334,151	84,239	374,835	290,516	84,319
2020	CIM 2020-R5	338,416	257,027	81,389	267,138	185,460	81,678
2020	CIM 2020-R4	276,316	207,237	69,079	248,991	179,761	69,230
2020	CIM 2020-R3	438,228	328,670	109,558	370,633	261,120	109,513
2020	CIM 2020-R2	492,347	351,926	140,421	418,084	343,686	74,398
2020	CIM 2020-R1	390,761	317,608	73,153	341,229	268,131	73,098
2019	CIM 2019-R5	315,039	252,224	62,815	242,466	179,752	62,714
2019	CIM 2019-R4	320,802	200,000	120,802	256,852	192,691	64,161
2019	CIM 2019-R3[2]	342,633	291,237	51,396	254,962	203,226	51,736
2019	CIM 2019-R2	464,327	358,172	106,155	388,199	283,507	104,692
2019	CIM 2019-R1	371,762	297,409	74,353	306,156	232,071	74,085
2018	CIM 2018-R6[1]	478,251	334,775	143,476	315,059	173,973	141,086
2018	CIM 2018-R5[1]	380,194	266,136	114,058	234,838	123,673	111,165
2018	CIM 2018-R3	181,073	146,669	34,404	102,991	69,654	33,337
2017	CMLTI 2017-RP2[1]	421,329	341,276	80,053	266,121	201,418	64,703
2017	CIM 2017-7	512,446	341,062	171,384	315,938	159,264	156,674
2016	CIM 2016-FRE1[1]	185,811	115,165	70,646	97,576	37,336	60,240
2012	CSMC 2012-CIM3	329,886	305,804	24,082	35,526	27,540	7,986
2008	PHHMC 2008-CIM1	619,710	549,142	70,568	12,973	9,594	3,379
	TOTAL	$13,654,469	$10,918,268	$2,736,201	$10,835,456	$8,343,475	$2,491,981

All data as of June 30, 2021

$ in thousands

(1) Currently callable or callable during 2021

(2) Accounted for as a secured borrowing

Information is unaudited, estimated and subject to change.

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CHIMERA INVESTMENT CORPORATION

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